UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2004

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-12933 (Commission File Number)	94-2634797 (IRS Employer Identification Number)

4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)

(510) 572-0200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure
Item 12. Results of Operations and Financial Condition
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 9. Regulation FD Disclosure

On April 14, 2004, Lam Research Corporation announced plans to repay in full its 4% convertible subordinated notes in June 2004, two years prior to maturity. This will result in a cash outlay of approximately $303 million, plus any accrued and unpaid interest as of the redemption date. A copy of the press release issued by Lam Research Corporation on April 14, 2004 is attached as Exhibit 99.2.

Item 12. Results of Operations and Financial Condition

On April 14, 2004, Lam Research Corporation (the Company) issued a press release announcing its earnings for the fiscal quarter ended March 28, 2004, the text of which is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including the exhibits, is furnished pursuant to Items 9 and 12 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in the Current Report on Form 8-K, including the exhibits, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Exchange Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2004

LAM RESEARCH CORPORATION
By:	/s/ Mercedes Johnson
Mercedes Johnson
Senior Vice President, Finance,
Chief Financial Officer and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 14, 2004 announcing earnings for the quarter ended March 28, 2004
99.2	Press Release dated April 14, 2004 announcing planned repayment of its 4% convertible subordinated notes